Exhibit 10.3

LOCK-UP AGREEMENT

__________, 20__

Quartet Merger Corp.

777 Third Avenue, 37th Floor

New York, New York 10017

Pangaea Logistics Solutions Holding Ltd.

109 Long Wharf, 2nd Floor

Newport, RI 02840

Attention: Edward Coll

Ladies and Gentlemen:

In connection with the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of April 30, 2014, by and among Quartet Merger Corp. (“Quartet”), Quartet Holdco Ltd. (“Holdco”), Quartet Merger Sub, Ltd., Pangaea Logistics Solutions Ltd. (“Company”) and the securityholders of the Company, to induce the parties to consummate the transactions contemplated by the Merger Agreement, the undersigned agrees not to, either directly or indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of Holdco Stock, issued or to be issued to the undersigned or to any other person or entity of which the undersigned is an Affiliate (as defined below), in each case in connection with the transactions contemplated by the Merger Agreement, including without limitation the Net Income Shares and Cancellation Shares (the “Restricted Securities”); for the avoidance of doubt, if any Holdco Stock is acquired by the undersigned after the Closing Date in any open-market transaction, such Holdco Stock shall not be deemed a “Restricted Security” hereunder,

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise, or

(3)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Restricted Securities (it being understood that the foregoing shall not prohibit the undersigned from making any such disclosure to the undersigned’s existing or potential shareholders, members, partners, Affiliates, general partners, directors, officers, employees or partners, and their respective shareholders, members, partners, Affiliates, general partners, directors, officers, employees or partners, in each case on a confidential basis).

As used herein, “Restricted Period” means the period commencing on the Closing Date and (A) with respect to 50% of such Restricted Securities, ending on the earlier of (i) the date on which the Closing Price of the shares of Holdco Stock exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing Date and (ii) the day preceding the day that is twelve months after the Closing Date and (B) with respect to the remaining 50% of such Restricted Securities, ending on the day preceding the day that is twelve months after the Closing Date; provided, however, the Restricted Period shall terminate immediately prior to the consummation of a liquidation, merger, stock exchange or other similar transaction that results in any HoldCo stockholder having the right to exchange their shares of Holdco Stock for cash, securities or other property (including pursuant to an acceptance of a general offer for Restricted Securities made to all holders of such class of securities on equal terms or provision of an irrevocable undertaking to accept such an offer).

For purposes of this Lock-Up Agreement, “Closing Price” means, with respect to the Restricted Securities, as of the date of determination, (i) if the Restricted Securities are listed on a national securities exchange, the closing price per share of a Restricted Security officially reported on the principal national securities exchange on which the Restricted Securities are then listed or admitted to trading; or (ii) if the Restricted Securities are not then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices of the Restricted Securities on such date on the principal over the counter market on which the Restricted Securities are traded; or (iii) if neither of clause (i) or (ii) is applicable, a market price per share determined in good faith by the Holdco Board or, if such determination is not satisfactory to the undersigned for whom such determination is being made, by a nationally recognized investment banking firm mutually selected by Holdco and the undersigned, the expenses for which shall be borne equally by Holdco and the undersigned. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities, either during the undersigned’s lifetime or on the undersigned’s death (in the event the undersigned is an individual rather than an entity), (i) in a transaction that does not involve a Public Offering or is not made through a securities exchange or an over-the-counter securities market, or (ii) by gift, will or intestate succession, or by judicial decree, to the undersigned’s beneficiaries or “family members” (as defined below), as applicable, or to trusts, corporations, partnerships, limited liability companies, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s “family members” or executives of Holdco or any controlled subsidiary of Holdco; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement. For purposes of this sub-paragraph, “family member” shall mean any relationship by blood, marriage or adoption, including, but not limited to, spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse. For purposes of this Lock-Up Agreement, “Public Offering” means an underwritten public offering of registrable securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities to the shareholders, members, Affiliates, directors, officers, employees or partners of such entity or any Affiliate of the foregoing or Holdco or any controlled subsidiary of Holdco; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement.

Any of the Restricted Securities subject to this Lock-Up Agreement may be released, from time to time, in whole or part from the terms hereof upon the unanimous written consent of the disinterested members of the Holdco Board (provided the shares of Holdco Stock held by the Quartet Founding Shareholders are similarly released from all restrictions on transfer then applicable to such shares).

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The undersigned hereby authorizes Holdco’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned an appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s successors and permitted assigns, and is executed as an instrument governed by the law of Delaware.

This Lock-Up Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the first Business Day following the expiration of the Restricted Period.

All capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Merger Agreement. This Lock-Up Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Lock-Up Agreement, including without limitation that certain letter agreement dated as of March 20, 2014 by and between Quartet and Cartesian Capital Group, LLC. Sections 10.1 – 10.4, 10.8 – 10.15 of the Merger Agreement are incorporated herein by reference and shall apply to this Lock-Up Agreement mutatis mutandis. Each of the parties to this Lock-Up Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Lock-Up Agreement in doing, all things necessary, in the most expeditious manner practicable to carry out or to perform the provisions of this Lock-Up Agreement

[Signature page follows]

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SIGNATURE PAGE TO THE LOCK-UP AGREEMENT

Signature

Name:

Address:

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